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                                                                     EXHIBIT 4.2

                               ESCROW AGREEMENT

     AGREEMENT, dated as of October 17, 1996, by and among American Stock Transfer & Trust Company, a New York corporation (hereinafter referred to as the "Escrow Agent"), Digital Video Systems, Inc., a Delaware corporation (the "Company") and Dr. Edmund Sun (the "Stockholder").

     WHEREAS, the Company contemplates a public offering ("Public Offering") of Units ("Units"), each Unit consisting of a maximum of 100 IPO units ("IPO Units"), with each IPO Unit consisting of one share of its Common Stock, par value $.0001 per share (the "Common Stock"), one redeemable Class A Warrant (the "Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant") through D.H. Blair Investment Banking Corp. as underwriter ("Blair") pursuant to the registration statement on Form SB-2, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC").

     WHEREAS, in connection with the Public Offering, the Stockholder has agreed to deposit in escrow 140,760 shares of Common Stock into an escrow.

     In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

     1. The terms and conditions of that certain escrow agreement dated as of April 23, 1996, by and among American Stock Transfer and Trust Company, the Company, the stockholders of the Company listed on Exhibit A thereto and the holders of options listed on Exhibit B thereto (the "IPO Escrow Agreement") are hereby incorporated herein by reference in their entirety. Notwithstanding the foregoing, for purposes of this Agreement (i) "Effective Date" shall mean the date hereof, (ii) "Escrow Securities" shall mean 140,760 shares of the Company's common stock delivered to the Escrow Agent on the date hereof by Dr. Edmund Sun, and (iii) this Agreement may be modified with the written consent of the parties hereto and no other consents shall be required.

     2. (a) The Escrow Securities are subject to release to the Stockholder only in the event the conditions set forth herein are met. The Escrow Agent, upon notice to such effect from the Company as provided in paragraph 5 thereof, shall deliver the Escrow Securities, together with stock powers executed in blank, and the Escrow Property deposited in escrow with respect to such Escrow Securities, to the Stockholder, if, and only if, one of the following conditions is met:

               (i) 70,380 of the Escrow Securities (and the related Escrow Property) will be released in the event that 50% of the securities escrowed pursuant to the IPO Escrow Agreement are released to the securityholders parties thereto pursuant to the terms of the IPO Escrow Agreement; and

               (ii) the remaining 70,380 of the Escrow Securities (and the related Escrow Property) will be released in the event that the remaining 50% of the securities
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escrowed pursuant to the IPO Escrow Agreement are released to the securityholders parties thereto pursuant to the terms of the IPO Escrow
Agreement.

     3. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:

          (i)    If the Company, to:

                 Digital Video Systems, Inc.
                 2710 Walsh Avenue
                 Santa Clara, California  95051
                 Attn:  Dr. Edmund Sun

          (ii) If to the Stockholder to his addresses as set forth under his name on the signature pages hereto.

          (iii)  If to the Escrow Agent, to:

                 American Stock Transfer & Trust Company
                 40 Wall Street
                 New York, New York  10005
                 Attn:  Donna Ansbro

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

DIGITAL VIDEO SYSTEMS, INC.


By:________________________
  Name:
  Title:


AMERICAN STOCK TRANSFER
& TRUST COMPANY


By:________________________
  Name:
  Title:


___________________________
  Dr. Edmund Sun

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